UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas 39th Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Item 8.01	Other Events.

On April 28, 2021, Safehold Inc. (the “Company”) issued a press release, on behalf of Safehold Operating Partnership LP (the “Operating Partnership”), announcing the pricing of the Operating Partnership’s offering of $400,000,000 aggregate principal amount of 2.800% senior notes due 2031 (the “Notes”), which priced at 99.127%. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, on April 28, 2021, the Company, the Operating Partnership and SFTY Manager LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc. with respect to offering of the Notes, which will be fully and unconditionally guaranteed by the Company. The closing of the sale of the Notes is expected to occur on May 7, 2021, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes will be issued pursuant to a base indenture (the “Base Indenture”), to be dated May 7, 2021, by and among the Operating Partnership, as issuer, and U.S. Bank National Association, as trustee, to be supplemented by a first supplemental indenture (together with the Base Indenture, the “Indenture”), by and among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee, to be dated May 7, 2021. The Indenture will be filed with the Securities and Exchange Commission on a subsequent Current Report on Form 8-K.

The Notes were offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on February 18, 2021 (Registration Nos. 333-253262 and 333-253262-01), a base prospectus, dated February 18, 2021, and a prospectus supplement, dated April 29, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Operating Partnership intends to use the net proceeds from the offering to repay borrowings under its unsecured revolving credit facility and for general corporate purposes, which may include making additional investments in ground leases.

The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including Exhibit 99.1 hereto, contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “seek,” “approximately,” “pro forma,” “contemplate,” “aim,” “continue,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For example, the fact that the offering described above has priced may imply that the offering will close, but the closing is subject to conditions customary in transactions of this type and the closing may be delayed or may not occur at all. For a further discussion of the factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the Securities and Exchange Commission, including the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements). The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 28, 2021, between Safehold Inc., Safehold Operating Partnership LP, SFTY Manager LLC and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named therein.
99.1	Safehold Inc. Press Release, dated April 28, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

Date:	May 4, 2021	By:	/s/ JEREMY FOX-GEEN
Jeremy Fox-Geen
Chief Financial Officer